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                                  Exhibit 3.1.1
                                  -------------


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           MAHASKA INVESTMENT COMPANY



TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 1003 or 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation.

1.   The name of the corporation is Mahaska Investment Company.

2. The corporation's Articles of Incorporation filed on February 14, 1973, as previously amended on September 21, 1973, May 15, 1994, May 20, 1996 and May 26, 1998, shall be amended as follows:

     "The name of the corporation is MidWestOne Financial Group, Inc."

3.   The date of adoption of the amendment was April 30, 2003.

4. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group in the manner required by Chapter 490 of the Code of Iowa and by the Articles of Incorporation of the Company.

5. The effective date and time of this document shall be the time of filing on the date of filing.


                                         MAHASKA INVESTMENT COMPANY


                                         By:  /s/ Charles S. Howard
                                              -------------------------------
                                              NAME:  Charles S. Howard
                                              TITLE: Chairman, President & CEO


STATE OF IOWA                       )
                                    :SS
COUNTY OF MAHASKA                   )

     On the 8th day of May, 2003, before me, a Notary Public in and for the State of Iowa, personally appeared Charles S. Howard, to me personally known, who, being by me duly sworn, did say that he is the President of the Corporation executing the foregoing instrument, that said instrument was signed on behalf of the Corporation by authority of its Board of Directors, and that Charles S. Howard, as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of the Corporation, by it and by him voluntarily executed.



                                              /s/ Karen K. Binns
                                              --------------------------------
                                              Karen K. Binns
                                              Notary Public in and for the State
                                              of Iowa